UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia  22207
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see filing General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K filed April 29, 2013, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Virginia Commerce Bancorp, Inc. (the “Company”) Annual Meeting of Stockholders held on April 24, 2013 (the “2013 Annual Meeting”).

Item 5.07.          Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2013 Annual Meeting, in a non-binding advisory vote, over a majority of the votes cast voted in favor of one year as the frequency with which the Company should hold future non-binding advisory votes on the compensation of our named executive officers. In light of these voting results and other factors, the Company plans to hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis to the extent the Company holds any future annual meetings of stockholders.  As previously disclosed, the Company has entered into a definitive merger agreement with United Bankshares, Inc. (“United”) pursuant to which the Company will merge with and into a wholly-owned subsidiary of United.  The merger, which is subject to approval by the stockholders of each of the Company and United, receipt of applicable regulatory approvals and customary closing conditions, is expected to close in the fourth quarter of 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Mark S. Merrill
Mark S. Merrill
Executive Vice President, Chief Financial Officer

Dated:	June 3, 2013